Exhibit 10.68

LIMITED WAIVER AND AMENDMENT NO. 12 TO
AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This Limited Waiver and Amendment No. 12 to Amended and Restated Note Purchase Agreement (this “Amendment”), is dated as of March 21, 2016, is made by and among (i) AEMETIS ADVANCED FUELS KEYES, INC. (f/k/a AE Advanced Fuels Keyes, Inc.), a Delaware corporation (“AEAFK”), AEMETIS FACILITY KEYES, INC., a Delaware corporation and successor-in-interest to Keyes Facility Acquisition Corp., a Delaware corporation (“Keyes Facility”, together with AEAFK, the “Borrowers”), AEMETIS, INC. (formerly known as AE Biofuels, Inc.), a Nevada corporation (“Parent”), and (ii) THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent for the Noteholders  (“Administrative Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND (“TEC Insight Fund Purchaser”), SPROTT PC TRUST (“Sprott PC Trust Purchaser”) and SPROTT PRIVATE CREDIT TRUST (“Sprott Private Credit Trust Purchaser”), and together with TEC Insight Fund Purchaser and Sprott PC Trust Purchaser, “Noteholders”).
RECITALS

A. The Borrowers, Administrative Agent and Noteholders entered into the Amended and Restated Note Purchase Agreement dated as of July 6, 2012, as amended by a Limited Waiver and Amendment No.1 to Amended and Restated Note Purchase Agreement dated as of October 18, 2012, as amended by a Limited Waiver and Amendment No. 2 to Amended and Restated Note Purchase Agreement dated as of February 27, 2013, as amended by a Limited Waiver and Amendment No. 3 to Amended and Restated Note Purchase Agreement dated as of April 15, 2013, as amended by an Amendment No. 4 to Amended and Restated Note Purchase Agreement dated as of April 19, 2013, as amended by a Limited Waiver and Amendment No. 5 to Amended and Restated Note Purchase Agreement dated as of July 26, 2013, as amended by a Limited Waiver and Amendment No. 6 to Amended and Restated Note Purchase Agreement dated as of September 30, 2013, as amended by a Limited Waiver and Amendment No. 7 to Amended and Restated Note Purchase Agreement dated as of May 14, 2014, as amended by an Amendment No. 8 to Amended and Restated Note Purchase Agreement dated as of November 7, 2014, as amended by an Amendment No. 9 to Amended and Restated Note Purchase Agreement dated as of March 12, 2015, as amended by an Amendment No. 10 to Amended and Restated Note Purchase Agreement dated as of April 30, 2015 and as amended by an Amendment No. 11 to Amended and Restated Note Purchase Agreement dated as of August 6, 2015 (as the same may be amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B. The Borrowers have requested, and the Administrative Agent and Noteholders have agreed, to amend the Agreement on the terms and conditions contained herein.

AGREEMENT

SECTION 1.                      Reaffirmation of Indebtedness.  The Borrowers hereby confirm that as of March 1, 2016 and before giving effect to this Amendment, the outstanding principal balance of the Notes is $62,085,280.98.

SECTION 2.                      Limited Waiver.  Subject to the terms, covenants and conditions of this Amendment, Administrative Agent hereby waives the Event of Default arising from the failure of the Borrowers to comply with Section 6.2(a) of the Agreement for the Fiscal Quarter ending December 31, 2015 (failure to maintain trailing Free Cash Flow).  Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Administrative Agent or Noteholders of any covenant or provision of the Agreement, the other Note Purchase Documents, or of any other contract or instrument among the Borrowers, any Company Party, Noteholders and Administrative Agent, and the failure of Administrative Agent or Noteholders at any time or times hereafter to require strict performance by the Borrowers or any Company Party of any provision thereof shall not waive, affect or diminish any right of Administrative Agent or Noteholders to thereafter demand strict compliance therewith.  Administrative Agent and Noteholders hereby reserve all rights granted under the Agreement, the Note Purchase Documents and any other contract or instrument among the Borrowers, any Company Party, Noteholders and Administrative Agent.

SECTION 3.                      Amendments.  The following sections of the Agreement shall be and hereby are amended as follows:

(A)           Recitals Part of Agreement.  The foregoing recitals are hereby incorporated into and made a part of the Agreement, including all defined terms referenced therein.

(B)           Section 1.1 (Definitions).

Section 1.1 of the Agreement is hereby amended by substituting and adding the following definitions in lieu of or in addition to the versions of such terms and related definitions contained in the Agreement, as applicable, in the appropriate alphabetical order:

“Acquisition Notes” means, collectively, the amended and restated notes in the original principal amount of $17,670,749.23 issued by the Borrowers made payable to the Noteholders, together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof.

“Acquisition Notes Stated Maturity Date” means April 1, 2017; provided that the Acquisition Notes Stated Maturity Date shall be extended to April 1, 2018 upon written notice to the Administrative Agent of the Borrowers’ election to extend not earlier than 60 days, and not later than 30 days, prior to April 1, 2017, so long as at the time of the extension (a) no Default or Event of Default has occurred and is continuing under any Financing Document and (b) the Borrowers pay to the Administrative Agent an extension fee in cash in an amount equal to 5% of the Note Indebtedness in respect to the Acquisition Notes which fee shall be deemed fully earned and nonrefundable, provided that such fee may be added to the outstanding principal balance of the Acquisition Notes on the effective date of such extension at the election of the Borrowers.

“Existing Notes” means, collectively, the amended and restated notes in the original principal amount of $6,611,377.67 issued by the Borrowers made payable to the Noteholders, together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof.

“Existing Notes Stated Maturity Date” means April 1, 2017; provided that the Existing Notes Stated Maturity Date shall be extended to April 1, 2018 upon written notice to the Administrative Agent of the Borrowers’ election to extend not earlier than 60 days, and not later than 30 days, prior to April 1, 2017, so long as at the time of the extension (a) no Default or Event of Default has occurred and is continuing under any Financing Document and (b) the Borrowers pay to the Administrative Agent an extension fee in cash in an amount equal to 5% of the Note Indebtedness in respect to the Existing Notes which fee shall be deemed fully earned and nonrefundable, provided that such fee may be added to the outstanding principal balance of the Existing Notes on the effective date of such extension at the election of the Borrowers.

“Financing” means, collectively, (i) the issuance and sale by the Borrowers of $6,611,377.67 aggregate original principal amount of Existing Notes pursuant to this Agreement, (ii) the issuance and sale by the Borrowers of $17,670,749.23 aggregate original principal amount of Acquisition Notes pursuant to this Agreement, (iii) the issuance and sale by the Borrowers of up to $31,228,297.71 aggregate original principal amount of Revolving Notes (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)), pursuant to this Agreement and (iv) the issuance and sale by the Borrowers of $11,184,856.37 aggregate original principal amount of Revenue Participation Notes pursuant to this Agreement and (iv) the entry into by the parties thereto of the other transactions contemplated by the Financing Documents.

“Non-Revolving Portion” means the Twelfth Amendment Advance, the Revolving Notes Extension Fee Advance, the Tenth Amendment Advance, the Eighth Amendment Advance and the Monitoring Fee Advance (together with any PIK Amounts added to the Revolving Notes pursuant to Section 2.11(1)) in the aggregate principal amount, inclusive of PIK Amounts as of March 9, 2016, of $13,228,297.71.

“Principal Waterfall” means the order in which payments are applied to the principal outstanding under the Notes, as follows: (i) first, to the components of the Non-Revolving Portion of the Revolving Notes as follows: (A) the portion of the Revolving Notes issued in respect of the Promissory Note dated February 9, 2016 by the Borrowers to Third Eye Capital Credit Capital Opportunities Fund – Insight Fund in the original principal amount of $330,000, (B) the portion of the Revolving Notes issued in respect of the Twelfth Amendment Advance, (C) the portion of the Revolving Notes issued in respect of the Revolving Notes Extension Fee Advance, (D) the portion of the Revolving Notes issued in respect of the Tenth Amendment Advance, (E) the portion of the Revolving Notes issued in respect of the Eighth Amendment Advance, (F) if applicable, the portion of the Revolving Notes issued in respect of any portion of the Monitoring Fee added to the outstanding principal amount of the Revolving Notes and (G) any PIK Amounts added to the principal amount of the Revolving Notes, (ii) second, to the Existing Notes, (iii) third, to the Acquisition Notes, (iv) fourth, to the Revenue Participation Notes and (v) fifth, to the Revolving Portion of Revolving Notes.

“Revenue Participation Notes” means, collectively, the amended and restated notes in the original principal amount of $11,184,856.37 issued by the Borrowers made payable to the Noteholders, together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof.

“Revenue Participation Notes Stated Maturity Date” means April 1, 2017; provided that the Revenue Participation Notes Stated Maturity Date shall be extended to April 1, 2018 upon written notice to the Administrative Agent of the Borrowers’ election to extend not earlier than 60 days, and not later than 30 days, prior to April 1, 2017, so long as at the time of the extension (a) no Default or Event of Default has occurred and is continuing under any Financing Document and (b) the Borrowers pay to the Administrative Agent an extension fee in cash in an amount equal to 5% of the Note Indebtedness in respect to the Revenue Participation Notes which fee shall be deemed fully earned and nonrefundable, provided that such fee may be added to the outstanding principal balance of the Revenue Participation Notes on the effective date of such extension at the election of the Borrowers. “Revolving Notes” means, collectively, the amended and restated notes in the original principal amount of $31,228,297.71 (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)) issued by the Borrowers made payable to the Noteholders, together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof.

“Revolving Notes Stated Maturity Date” means April 1, 2017; provided that the Revolving Notes Stated Maturity Date shall be extended to April 1, 2018 upon written notice to the Administrative Agent of the Borrowers’ election to extend not earlier than 60 days, and not later than 30 days, prior to April 1, 2017, so long as at the time of the extension (a) no Default or Event of Default has occurred and is continuing under any Financing Document and (b) the Borrowers pay to the Administrative Agent an extension fee in cash in an amount equal to 5% of the Note Indebtedness in respect to the Revolving Notes which fee shall be deemed fully earned and nonrefundable, provided that such fee may be added to the outstanding principal balance of the Revolving Notes on the effective date of such extension at the election of the Borrowers.

“Subsequent Closing” means, at the option of the Borrowers, one or more Closings for the purchase and sale of Revolving Notes following the First Closing, in each case as contemplated herein, provided that no more than $31,228,297.71 principal amount of Revolving Notes (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)), shall be issued and outstanding at any time.

“Twelfth Amendment Advance” has the meaning set forth in Section 2.4.

(C)           Section 2.3 (Creation and Issuance of the Notes). Section 2.3 of the Agreement is deleted in its entirety and replaced with the following:

“2.3           Creation and Issuance of the Notes. The Borrowers hereby create and authorize the Notes for issuance in the aggregate original principal amount of up to $66,695,280.98 (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)).  The Notes shall be dated as of their applicable Issue Date (including all replacement certificates issued in accordance with this Agreement) and will become due and payable, together with all accrued and unpaid interest thereon, on the Maturity Date.  Other than the Revolving Portion of the Revolving Notes, which may be re-issued once redeemed, neither the Non-Revolving Portion of the Revolving Notes nor any other Notes, may be re-issued once redeemed.”

(D)           Section 2.4 (Subsequent Closings and Revolving Notes).  Section 2.4 of the Agreement is deleted in its entirety and replaced with the following:

“2.4           Subsequent Closings and Revolving Notes. Subject to the terms and conditions set forth in Section 2.2, on and after the date of this Agreement and upon written notice by the Borrowers to the Administrative Agent of not less than ten Business Days in substantially the form attached hereto as Exhibit B (each, a “Revolving Loan Request”), the Borrowers, jointly and severally, agree to issue Revolving Notes in an aggregate amount not to exceed at any time outstanding the amount identified in the Allocation Notice; provided, however, that (i) after giving effect to any outstanding Revolving Notes, the aggregate principal amount of all outstanding Revolving Notes shall not exceed $31,228,297.71 (plus any PIK Amount added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)), (ii) $1,830,000 of the Revolving Notes may only be used by the Borrowers to refinance the Indebtedness evidenced by that certain Promissory Note dated February 9, 2016 by the Borrowers to Third Eye Capital Credit Capital Opportunities Fund – Insight Fund in the original principal amount of $330,000 and pay the Twelfth Amendment and Waiver Fee (the “Twelfth Amendment Advance”), (iii) up to (A) $64,398.98 of the Revolving Notes may only be used by the Borrowers to pay the fee in connection with the extension of the Revolving Notes Stated Maturity Date to April 1, 2016 in accordance with the terms set forth in the definition of Revolving Notes Stated Maturity Date in effect on May 29, 2015 and (B) $1,418,587.46 of the Revolving Notes may only be used by the Borrowers to pay the fee in connection with the extension of the Revolving Notes Stated Maturity Date to April 1, 2017 in accordance with the terms set forth in the definition of Revolving Notes Stated Maturity Date in effect on February 29, 2016 (collectively, the “Revolving Notes Extension Fee Advances”), (iv) up to $525,688.90 of the Revolving Notes may be applied towards the payment of a portion of the purchase price in connection with the redemption of 500,000 shares of common stock of the Parent held by the Noteholders (the “Tenth Amendment Advance”), (v) up to $1,400,000 of the Revolving Notes may only be used by the Borrowers for the purposes agreed to in writing by the Administrative Agent (the “Eighth Amendment Advance”), (vi) up to $650,000 of the Revolving Notes may only be used by the Borrowers to pay the Monitoring Fee pursuant to Section 2.11(5) (the “Monitoring Fee Advance”) and (vii) once the portion of the Revolving Notes representing the Twelfth Amendment Advance, the Revolving Notes Extension Fee Advances, the Tenth Amendment Advance, the Eighth Amendment Advance and the Monitoring Fee Advance, together with any accrued but unpaid PIK Amounts thereon, have been redeemed, such amounts shall not be re-issued.  The aggregate principal amount of any new Revolving Notes issued at any Subsequent Closing must be at least $500,000 and in increments of $100,000. At each Subsequent Closing, the Borrowers shall deliver an officer’s certificate to the Administrative Agent and such other evidence reasonably acceptable to the Administrative Agent that the conditions precedent set forth in Section 2.2 have been met.  The proposed use of proceeds in each Revolving Loan Request shall be acceptable to the Administrative Agent in its sole discretion.”

(E)           Section 6.2(a) (Free Cash Flow Financial Covenant).  Section 6.2(a) of the Agreement is amended by amending and restating the proviso at the end of such subsection with the following:

“; provided, that the Parent shall not be required to comply with this Section 6.2(a) for the Fiscal Quarters ending March 31, 2016, June 30, 2016 and September 30, 2016.”

(F)           Section 6.2(c) (Ratios of Note Indebtedness to Keyes Plant Values).  Section 6.2(c) of the Agreement is amended by amending and restating such section with the following:

“Ratios of Note Indebtedness to Keyes Plant Values. The Parent will not permit at any time the ratio of Note Indebtedness to the Keyes Plant Market Value to exceed seventy percent (70%), tested semi-annually as of the last day of the first Fiscal Quarter and as of the last day of the third Fiscal Quarter of each Fiscal Year; and”

(G)           Section 6.3(nn) (Receipt of Form I-924 Approval).  Section 6.3 of the Agreement is amended by inserting the following new clause (nn):

“Form I-924 Approval.  By June 1, 2016, the Borrowers shall receive Form I-924 (Application for Regional Center Under the Immigrant Investor Pilot Program) approval from the United States Citizenship and Immigration Services that pre-approves additional EB-5 Program financing of at least $35,000,000 for the Parent through a regional center that does not have an escrow condition under filing of Form I-526 (Immigrant Petition by Alien Entrepreneur).”

(H)           Section 10.1 (Authorization and Action).  Section 10.1 of the Agreement is amended and restated as follows:

“Each Noteholder irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Note Purchase Documents as are delegated to it by the terms of this Agreement and the other Note Purchase Documents, together with all powers reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement and the other Note Purchase Documents, the Administrative Agent shall act or refrain from acting (and shall be fully protected in so doing) upon the joint instructions of the Required Holders which instructions shall be binding upon all Noteholders.  The Administrative Agent, may, but shall be under no obligation to, make one or more protective advances or pay costs, expenses, liabilities or any other reasonable sums (each an “Agent Advance”, collectively the “Agent Advances”) in order to preserve or protect any portion of the Collateral and/or to maximize the likelihood of repayment by the Borrowers as determined in Administrative Agent’s sole discretion.   Such Agent Advances shall form part of the Note Indebtedness under this Agreement, and shall be subject to such fees and interest as the Administrative Agent shall determine in its sole discretion and repayable upon demand.  Notwithstanding any provision herein to the contrary, all proceeds and any other amounts collected or received in respect of any Note Indebtedness, shall first be applied towards payment of any and all Agent Advances owing to the Administrative Agent.  The Administrative Agent shall not be required to take any action which (i) would expose it to personal liability, (ii) is contrary to this Agreement or any applicable law, rule, regulation, judgment or order, (iii) would require it to become registered to do business in any jurisdiction, or (iv) would subject it to taxation. The provisions of this Article are solely for the benefit of the Administrative Agent and the Noteholders, and no Borrower nor any other Obligor shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Note Purchase Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.”

(I)           Section 6.4 (Negative Covenants).  Section 6.4(f) of the Agreement is amended and restated as follows:

 Transactions with Related Parties.  Directly or indirectly, enter into or allow any other Company Party to enter into, any agreement with, make any financial accommodation for, or otherwise enter into any transaction with, a Related Party except (i) in the ordinary course of, and pursuant to the reasonable requirements of, business and at prices and on terms not less favourable to the Parent or the other Company Party, as the case may be, than could be obtained in a comparable arm’s length transaction with another Person, (ii) a Company Party may pay reasonable compensation to officers, employees and consultants for actual services rendered to a Company Party in the ordinary course of business and (iii) a Company Party may pay directors’ fees to and reimburse actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate for the Parent and the other Company Parties, with respect to all such items, (x) $200,000 in the Fiscal Year ending December 2015, and (y) $300,000 in the Fiscal Year ending December 2016 and thereafter.  Notwithstanding the foregoing, (i) no Obligor may enter into a transaction with another Obligor without the prior written consent of the Administrative Agent, and (ii) subject to receipt by the Administrative Agent of satisfactory evidence in its sole discretion, the Parent is permitted to make a one-time payment of no greater than $245,000 in the Fiscal Year ending December 2015, to repay certain loans owing to McAfee Capital, LLC.

SECTION 4.                      Acknowledgment by Borrowers.  Notwithstanding anything to the contrary in this Amendment or the Agreement, the parties acknowledge and agree that proceeds from the Program is a Redemption Event and shall be applied in accordance with the Principal Waterfall pursuant to Section 4.2(1).

SECTION 5.                      Conditions to Effectiveness.  This Amendment shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A)           Administrative Agent shall have received this Amendment duly executed by the parties hereto.

(B)           Administrative Agent shall have been paid (i) a waiver fee in the amount of $500,000 (the “Waiver Fee”), and (ii) an amendment fee in the amount of $1,000,000 (the “Amendment Fee”), the Waiver Fee and the Amendment Fee (collectively, the “Twelfth Amendment and Waiver Fee”) shall be added to the outstanding principal balance of the Revolving Notes on the effective date of this Amendment and deemed fully earned and non-refundable.

(C)           Administrative Agent shall have received an Eleventh Amended and Restated Revolving Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $4,453,219.95 (which amount includes PIK Amount that has been added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)).

(D)           Administrative Agent shall have received a Revolving Note for Sprott Private Credit Trust Purchaser duly executed by the Borrowers in the original principal amount of $20,286,890.84 (which amount includes PIK Amount that has been added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)).

(E)           Administrative Agent shall have received a Twelfth Amended and Restated Revolving Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $6,488,186.92 (which amount includes PIK Amount that has been added to the outstanding principal amount of the Revolving Notes pursuant to Section 2.11(1)).

(F)           Administrative Agent shall have received a Fourth Amended and Restated Existing Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $933,945.82.

(G)           Administrative Agent shall have received an Existing Note for Sprott Private Credit Trust Purchaser duly executed by the Borrowers in the original principal amount of $4,254,642.06.

(H)           Administrative Agent shall have received a Fourth Amended and Restated Existing Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $1,422,789.79.

(I)           Administrative Agent shall have received a Third Amended and Restated Acquisition Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $2,640,931.82.

(J)           Administrative Agent shall have received an Acquisition Note for Sprott Private Credit Trust Purchaser duly executed by the Borrowers in the original principal amount of $12,030,911.60.

(K)           Administrative Agent shall have received a Third Amended and Restated Acquisition Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $2,998,905.81.

(L)           Administrative Agent shall have received a Third Amended and Restated Revenue Participation Note for Sprott PC Trust Purchaser duly executed by the Borrowers in the original principal amount of $1,541,137.44.

(M)           Administrative Agent shall have received a Revenue Participation Note for Sprott Private Credit Trust Purchaser duly executed by the Borrowers in the original principal amount of $7,020,737.24.

(N)           Administrative Agent shall have received a Third Amended and Restated Revenue Participation Note for TEC Insight Fund Purchaser duly executed by the Borrowers in the original principal amount of $2,622,981.69.

(O)           Administrative Agent shall have received a Reaffirmation of Unconditional Personal Guaranty, duly executed by the Chairman.

(P)           Administrative Agent shall have received a Reaffirmation of Guaranty, duly executed by the Company Parties (other than the Borrowers).

(Q)           Administrative Agent shall have received a Reaffirmation of Guaranty, duly executed by McAfee Capital, LLC.

(R)           Administrative Agent shall have received a certificate of a Senior Officer of the Parent and each Borrower certifying (1) that no change has occurred to the Organizational Documents of such Person since certified copies thereof were previously delivered to the Administrative Agent and (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of each such Person authorizing the execution, delivery and performance of the Note Purchase Documents to which such Person is a party delivered in connection with this Amendment and that such resolutions have not been modified, rescinded or amended and are in full force.

(S)           Administrative Agent shall have received a binding letter of intent from Aemetis Advanced Fuels Goodland, Inc. to acquire the plant, property and equipment located in Goodland, Kansas and previously owned by New Goodland Energy Center for $15,000,000.00 in assumed debt.

(T)            Administrative Agent shall have received confirmation that Borrowers have Program escrow deposits of not less than $12,000,000.00.

(U)            Administrative Agent shall have performed and complied with all of the covenants and conditions required by this Amendment and the Note Purchase Documents to be performed and complied with upon the effective date of this Amendment.

(V)           Administrative Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Administrative Agent may reasonably request.

(X)           Administrative Agent shall have received confirmation of tax liabilities of McAfee Capital, LLC satisfactory to the Administrative Agent.

Each Borrower acknowledges and agrees that the failure to perform, or to cause the performance of, the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Administrative Agent and Noteholders shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Administrative Agent and Noteholders under the Agreement, the Notes and the other Note Purchase Documents.  In consideration of the foregoing and the transactions contemplated by this Amendment, each Borrower hereby (a) ratifies and confirms all of the obligations and liabilities of such Borrower owing pursuant to the Agreement and the other Note Purchase Documents, and (b) agrees to pay all costs, fees and expenses of Administrative Agent and Noteholders in connection with this Amendment.

SECTION 6.                      Agreement in Full Force and Effect as Amended.  Except as specifically amended or waived hereby, the Agreement and other Note Purchase Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Note Purchase Document or any right, power or remedy of Administrative Agent or Noteholders thereunder, nor constitute a waiver of any provision of the Agreement or any other Note Purchase Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the execution date of this Amendment or as a result of performance hereunder or thereunder.  This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Administrative Agent or Noteholders whether under the Agreement, the other Note Purchase Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Note Purchase Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Note Purchase Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Note Purchase Documents to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 7.                      Representations by Parent and Borrowers.  Each of the Parent and the Borrowers hereby represents and warrants to Administrative Agent and Noteholders as of the execution date of this Amendment as follows:  (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Note Purchase Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Entity or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Note Purchase Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) it is not in default under the Agreement or any other Note Purchase Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Note Purchase Documents are true and correct in all material respects as of the execution date of this Amendment as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 8. Miscellaneous.

(A)           This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or scanned signature and that it accepts the facsimile or scanned signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.  The use of the word “including” in this Amendment shall be by way of example rather than by limitation.  The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Borrowers and Administrative Agent.  This Amendment shall be considered part of the Agreement and shall be a Note Purchase Document for all purposes under the Agreement and other Note Purchase Documents.

(C)           This Amendment, the Agreement and the Note Purchase Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           Neither the Parent nor any Borrower may assign, delegate or transfer this Amendment or any of their rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Borrowers or any Company Party.  Nothing contained in this Amendment shall be construed as a delegation to Administrative Agent or Noteholders of the Borrowers or any Company Party’s duty of performance, including any duties under any account or contract in which Administrative Agent or Noteholders have a security interest or lien.  This Amendment shall be binding upon the Borrowers, the Parent and their respective successors and assigns.

(F)           All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Administrative Agent or Noteholders shall affect such representations or warranties or the right of Administrative Agent or Noteholders to rely upon them.

(G)           THE BORROWERS AND THE PARENT ACKNOWLEDGE THAT SUCH PERSON’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ADMINISTRATIVE AGENT OR ANY NOTEHOLDER.  THE BORROWERS AND THE PARENT HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE ADMINISTRATIVE AGENT AND EACH NOTEHOLDER AND THEIR RESPECTIVE PREDECESSORS, ADMINISTRATIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER NOTE PURCHASE DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

{Signatures appear on following pages.}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first noted above.

BORROWERS:

AEMETIS ADVANCED FUELS KEYES, INC.

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

AEMETIS FACILITY KEYES, INC.

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

PARENT:

AEMETIS, INC.

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chief Executive Officer

Company Name

By:	/s/
Name
Title

ADMINISTRATIVE AGENT:

THIRD EYE CAPITAL CORPORATION

By:	/s/ Arif N. Bhalwani
Name: Arif N. Bhalwani
Title: Managing Director

NOTEHOLDERS:

SPROTT ASSET MANAGEMENT GP INC., in its capacity as general partner of SPROTT ASSET MANAGEMENT L.P., in its capacity as Manager of SPROTT PC TRUST

By:	/s/ Kirstin McTaggart
Name: Kirstin McTaggart
Title: CCO

SPROTT ASSET MANAGEMENT GP INC., in its capacity as general partner of SPROTT ASSET MANAGEMENT L.P., in its capacity as Manager of SPROTT PRIVATE CREDIT TRUST

By:	/s/ Kirstin McTaggart
Name: Kirstin McTaggart
Title: CCO

THIRD EYE CAPITAL CREDIT OPPORTUNITIES S.ar.l, it its capacity as Managing General Partner of THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND

By:	/s/ Robert L. DeNormandie
Name: Robert L. DeNormandie
Title: Manager

By:	/s/ Richard Goddard
Name: Richard Goddard
Title: Manager